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                                                                EXHIBIT 4(a)(ii)

                                                                [CONFORMED COPY]

                           J. C. PENNEY COMPANY, INC.


                                       AND

                              THE BANK OF NEW YORK,

                                            Trustee

                           --------------------------

                      5% Convertible Subordinated Notes Due

                                October 15, 2008

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of January 27, 2002

                                       TO

                                    INDENTURE

                          Dated as of October 15, 2001

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                          FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

     First Supplemental Indenture dated as of January 27, 2002, among J. C. Penney Company, Inc., a Delaware corporation (hereinafter called "Co-Obligor"),
J. C. Penney Corporation, Inc., a wholly-owned subsidiary of the Co-Obligor (formerly known as J. C. Penney Company, Inc. and hereinafter called the "Company") and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, Trustee (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company and the Trustee have heretofore executed an Indenture dated as of October 15, 2001 (hereinafter called the "Original Indenture"), providing for the issuance of Securities of the Company in accordance with its terms.

     JCP Merger Sub, Inc., a wholly-owned subsidiary of the Co-Obligor has been merged with and into the Company (the "Merger") and, as a result of the Merger, the Company has become a wholly-owned subsidiary of Co-Obligor.

     Co-Obligor has agreed to become a co-obligor with respect to the Securities issued under the Original Indenture.

     Section 11.01 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, making any provisions with respect to matters arising under the Original Indenture which shall not be inconsistent with the provisions of the Original Indenture, provided that such action shall not adversely affect the interest of any of the Holders of the Securities.

     This First Supplemental Indenture does not make any change that adversely affects the rights under Article 5 of the Original Indenture of any holder of an issue of Senior Indebtedness. Further, this First Supplemental Indenture does not adversely affect the interest under the Original Indenture of any of the Holders of the Securities.

     All things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with the terms of the Original Indenture, have been done.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

     That in order to make provision for the Co-Obligor to become a co-obligor with the Company on the Securities issued under the Original Indenture, Co-Obligor and the Company, in consideration of the Trustee entering into this First Supplemental Indenture, covenant and agree with the Trustee as follows:

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     Section 1.  Co-Obligor Status.
     ---------   -----------------

     Co-Obligor hereby expressly agrees to become a co-obligor of the Securities liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any (including Additional Interest, if any), on all the Securities.

     Section 2.  Joint and Several Liability.
     ---------   ---------------------------

     Co-Obligor and the Company, as co-obligors, shall be jointly and severally liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all Securities.

     Section 3.  Subordination; New Article and Definition.
     ---------   -----------------------------------------

     The Original Indenture is hereby further amended by adding thereto a new Article Five -A, entitled "SUBORDINATION OF CO-OBLIGOR OBLIGATIONS" which shall be the same as Article Five of the Original Indenture in every respect except that every reference in Article Five to "the Company," shall be changed in Article Five-A to "the Co-Obligor," and every reference in Article Five to "Senior Indebtedness" and Officers' Certificate" shall mean in Article Five-A, respectively, "Co-Obligor Senior Indebtedness," as defined below, and an Officers' Certificate of officers of the Co-Obligor. In connection with the addition of Article Five-A, there is hereby added a new definition to Section
1.01 of the Original Indenture entitled "Co-Obligor Senior Indebtedness," which definition shall be the same as the definition of "Senior Indebtedness" in
Section 1.01 except that the words "the Company" in the definition of "Senior Indebtedness" shall be changed to the words "the Co-Obligor" in the definition of "Co-Obligor Senior Indebtedness." Article Five of the Original Indenture shall not be changed hereby in any respect.

     Section 4.  Amendment of Conversion Privilege; SEC Reports.
     ---------   ----------------------------------------------

     Pursuant to Section 4.12 of the Original Indenture, Article Four and the definition of "Common Stock" in Section 1.01 of the Original Indenture are hereby amended to provide that from and after the date of this Supplemental Indenture, on the terms and subject to the conditions set forth in the Original Indenture, as hereby amended, a Holder of a Security shall have the right to convert a Security pursuant to Article Four of the Original Indenture only into the common stock, par value 50(cent) per share, of the Co-Obligor, and all references in Article Four of the Original Indenture to "the Company," the "Board of Directors" and the "Officers' Certificate" shall mean, respectively, the Co-Obligor, the board of directors of the Co-Obligor and an officers' certificate of officers of the Co-Obligor. All the other provisions of Article Four shall remain in effect without change. In connection with the amendment to Article Four in this Section 4, Section 6.08 of the Original Indenture relating to the delivery of SEC reports, other information and documents is hereby amended by substituting the words "the Co-Obligor" for the word "it" wherever used in the first paragraph of Section 6.08.


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     Section 5.  No Release of Company.
     ---------   ---------------------

     Notwithstanding the agreement of the Co-Obligor to become liable for the due and punctual payment of the principal of (and premium, if any) and interest, if any (including Additional Interest, if any), on all the Securities issued under and subject to the Indenture, the Company remains fully liable for all of its obligations under the Indenture and has not been released from any liabilities or obligations thereunder except for the issuance of its common stock upon conversion of the Securities pursuant to Article Four of the Indenture.

     Section 6.  General.
     ---------   -------

     This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and, as provided in the Original Indenture, this Supplemental Indenture forms a part thereof.

     All terms used in this Supplemental Indenture which are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture except as otherwise provided in this Supplemental Indenture.

     The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     All covenants and agreements in this Supplemental Indenture by Co-Obligor shall bind its successors and assigns, whether so expressed or not.

     This Supplemental Indenture shall be construed in accordance with and governed by the internal laws (and not the law of conflicts) of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State.

     This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                       J. C. Penney Company, Inc.,
                                       as Co-Obligor


                                       By:  /s/ Robert B. Cavanaugh
                                          --------------------------------------

Attest:  /s/  C. R. Lotter
       --------------------------
         Secretary

                                       J. C. Penney Corporation, Inc.,
                                       as the Company


                                       By:  /s/  Robert B. Cavanaugh
                                          --------------------------------------
Attest:  /s/  Jeffrey J. Vawrinek
       --------------------------
         Assistant Secretary

                                       The Bank of New York,
                                       Trustee



                                       By:  /s/ Beata Hryniewicka
                                          --------------------------------------
                                            Assistant Treasurer


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